Exhibit 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 2 to the Registration Statement (Form S-4 No. 33-53077) and related Prospectus of Dresser Industries, Inc. and to the incorporation by referenced therein of our reports (i) dated January 21, 1994, with respect to the consolidated financial statements and schedules of Baroid Corporation and Subsidiaries included in its Annual Report
     (Form 10-K) for the year ended December 31, 1993, filed with the Securities Exchange Commission, and (ii) dated March 1, 1993, with respect to the supplemental consolidated financial statements of Baroid Corporation and Subsidiaries included in its Registration Statement (Form S-3 No. 33-60174) and related Prospectus, filed with the Securities and Exchange Commission.



                                  /s/ERNST & YOUNG
                                     Ernst & Young

     Houston, Texas
     June 27, 1994